AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 1999.
                                                 REGISTRATION NO. ____________
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             PLM INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                        DELAWARE
(State or Other Jurisdiction of Incorporation or Organization)


94-3041257
(I.R.S. Employer Identification No.)

                                   ONE MARKET
                         STEUART STREET TOWER, SUITE 800
                      SAN FRANCISCO, CALIFORNIA 94105-1301
          (Address, Including Zip Code, of Principal Executive Offices)

   PLM INTERNATIONAL, INC. 1998 MANAGEMENT STOCK COMPENSATION PLAN, AS AMENDED
    PLM INTERNATIONAL, INC. DIRECTORS' 1995 NONQUALIFIED STOCK OPTION PLAN,
                                   AS AMENDED
                            (Full Title of the Plans)

                              SUSAN C. SANTO, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                             PLM INTERNATIONAL, INC.
                   ONE MARKET, STEUART STREET TOWER, SUITE 800
                      SAN FRANCISO, CALIFORNIA 94105-1301
                     (Name and Address of Agent for Service)

                                 (415) 905-7263
          (Telephone Number, Including Area Code, of Agent for Service)
                              --------------------
                                    Copy to:
                            THEODORE J. KOZLOFF, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                       FOUR EMBARCADERO CENTER, SUITE 3800
                         SAN FRANCISCO, CALIFORNIA 94111
                          -----------------------------

                         CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE          AMOUNT TO BE     PROPOSED MAXIMUM OFFERING       PROPOSED MAXIMUM          AMOUNT OF
      REGISTERED                    REGISTERED         PRICE PER SHARE <F1>      AGGREGATE OFFERING PRICE   REGISTRATION FEE <F2>
                                                                                          <F1>
================================= ================= =========================== ========================== ===============
Common Stock, par
  value $0.01 per share             820,000<F3>              $6.8132                $5,343,450              $1,553.14
================================= ================= ==========================  ========================== ===============


<F1> Estimated solely for the purpose of calculating the  registration  fee. The offering price has been calculated in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), in part on the basis of the average of the high and low sale prices for a share of the registrant's common stock, par value $0.01 per share ("Common Stock"), on the American Stock Exchange on May 19, 1999.

<F2> The registration fee has been calculated in accordance with Section 6(b) of the Securities Act.

<F3> Includes   700,000   shares  of  Common  Stock   issuable   under  the  PLM
     International, Inc. 1998 Management Stock Compensation Plan, as amended (the "Management Plan") and 120,000 shares of Common Stock issuable under the PLM International, Inc. Directors' 1995 Nonqualified Stock Option Plan, as amended (the "Directors' Plan"). Pursuant to Rule 416 promulgated under the Securities Act, this registration statement also covers such additional number of shares of Common Stock as may be issued in connection with the antidilution provisions of the Management Plan and the Directors' Plan.



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION. *

Item 2.  Registrant Information and Employee Plan Annual Information. *

                  *  Information  required  by  Part  I to be  contained  in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 promulgated under the Securities Act and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, PLM International, Inc., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

(a)  The Company's  Annual  Report on Form 10-K for the year ended  December 31,
     1998;

(b) All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report referred to in (a) above; and

(c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 1-9670) filed with the Commission pursuant to Section 12(b) of the Exchange Act on March 22, 1989.

         All documents  subsequently  filed by the Company  pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded will not be deemed to constitute a part of this registration statement, except as so modified or superseded.

ITEM 4.       DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a Delaware corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any action, suit or proceeding to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, so long as they had no reasonable cause to believe their conduct was unlawful. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Certificate of Incorporation of the Company and By-laws of the Company provide for indemnification of present and former directors and officers of the Company and persons serving as directors, officers, employees or agents of other corporations or enterprises at the request of the Company, each to the full extent permitted by the DGCL.

         Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision will not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL, or (iv) for any transactions from which the director derived an improper personal benefit. The Certificate of Incorporation of the Company contains such a provision.

         The Company has entered into indemnification agreements with certain of its directors and officers pursuant to which the Company has agreed to indemnify each of them against expenses and losses incurred for claims brought against them by reason of their being a director or officer of the Company. In addition, the Company maintains insurance for the protection of its directors and officers against claims asserted against them in their official capacities.

         The preceding discussion of the Certificate of Incorporation of the Company, the By-laws of the Company and the DGCL is not intended to be exhaustive and is qualified in its entirety by reference to the complete texts of the Certificate of Incorporation of the Company and the By-laws of the Company and to the DGCL.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

        Exhibit No.        Description of Exhibit

            4.1            Certificate of Incorporation of the Company (filed as
                           Exhibit 3.1to the Company's Form 10-K filed with the Commission on April 2, 1990 (File No. 1-9670) and incorporated herein by reference)

            4.2 Certificate of Amendment to the Certificate of Incorporation of the Company (filed as Exhibit 1 to the Company's Form 8-K filed with the Commission on December 1, 1997 (File No. 1-9670) and incorporated herein by reference)

            4.3 By-laws of the Company (filed as Exhibit 3.2 to the Company's Form 10-K filed with the Commission on April 2, 1990 (File No. (1-9670) and incorporated herein by reference)

            4.4 Specimen Stock Certificate (filed as Exhibit 4.4 to the Company's Registration Statement on Form S-3 filed with the Commission on August 2, 1994 (File No. 33-54869) and incorporated herein by reference)

            5.1            Opinion  of  Susan  C.  Santo,  Esq.   regarding  the
                           legality of the securities being registered

            23.1           Consent  of  KPMG  LLP,   independent
                           accountants

            23.2 Consent of Susan C. Santo, Esq. (included in her opinion filed as Exhibit 5.1)

            24.1 Power of Attorney (included on the signature page of this registration statement)

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate  offering  price  set forth in the  "Calculation  of
                  Registration   Fee"  table  in  the   effective   registration
                  statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                POWER OF ATTORNEY

                  Each person whose signature appears below constitutes and appoints Susan C. Santo his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 24th day of May 1999.

                                  PLM INTERNATIONAL, INC.


                                  By: /s/ Susan C. Santo
                                      ------------------------
                                      Susan C. Santo
                                      Vice President and General Counsel

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


-------------------   Chairman, President and Chief Executive Officer
Robert N. Tidball    (Principal Executive Officer)                  May 24, 1999


-------------------   Vice President and Chief Financial Officer
J. Michael Allgood   (Principal Financial and Accounting Officer)   May 24, 1999


-------------------   Director                                      May 24, 1999
Randall L-W. Caudill


-------------------   Director                                      May 24, 1999
Douglas P. Goodrich


-------------------   Director                                      May 24, 1999
Warren G. Lichtenstein


-------------------   Director                                      May 24, 1999
Howard M. Lorber


-------------------   Director                                      May 24, 1999
Harold R. Somerset


-------------------   Director                                      May 24, 1999
Robert L. Witt

                                  EXHIBIT INDEX

Exhibit No.         Description of Exhibit

         4.1      Certificate of  Incorporation of the Company (filed as Exhibit
                  3.1 to the Company's Form 10-K filed with the Commission on April 2, 1990 (File No. 1-9670) and incorporated herein by reference)

         4.2 Certificate of Amendment to the Certificate of Incorporation of the Company (filed as Exhibit 1 to the Company's Form 8-K filed with the Commission on December 1, 1997 (File No. 1-9670) and incorporated herein by reference)

         4.3 By-laws of the Company (filed as Exhibit 3.2 to the Company's Form 10-K filed with the Commission on April 2, 1990 (File No. 1-9670) and incorporated herein by reference)

         4.4 Specimen Stock Certificate (filed as Exhibit 4.4 to the Company's Registration Statement on Form S-3 filed with the Commission on August 2, 1994 (File No. 33-54869) and incorporated herein by reference)

         5.1 Opinion of Susan C. Santo, Esq. regarding the legality of the securities being registered

         23.1     Consent of KPMG LLP, independent accountants

         23.2 Consent of Susan C. Santo, Esq. (included in her opinion filed as Exhibit 5.1)

         24.1 Power of Attorney (included on the signature page of this registration statement)